SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): December 2, 2005


                       MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


            33-20432                                 75-2228828
      (Commission File Number)           (IRS Employer Identification No.)


                  401 State Route 24, Chester, New Jersey 07930
               (Address of principal executive offices) (Zip Code)


                                 (908) 879-2722
                         (Registrant's telephone number)


                              --------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Joerg H. Klaube, our Chief Financial Officer, was appointed as a member of the Board of Directors on December 2, 2005. In this transition, also effective as of December 2, 2005, Mr. Klaube will continue to serve as the Company's Chief Financial Officer but under a part-time arrangement through March 30, 2006, with an accompanying reduction in salary, or until a full-time successor is hired, at which time Mr. Klaube will be deemed an independent director under applicable SEC rules and at which time the Board will appoint him to the Audit Committee as its financial expert. Mr. Klaube's employment agreement with the Company was revised accordingly.

With the appointment of Mr. Klaube to the Company's Board of Directors, Mr. Ivano Angelestri resigned from the Board on December 2, 2005, citing personal reasons unrelated to the Company and his prior service as a director. He will continue to assist the Company's Board of Directors as a consultant, upon terms to be agreed upon at a later date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           MAGNITUDE INFORMATION SYSTEMS, INC.

Dated:  December 5, 2005                   By: /s/ Steven D. Rudnik
                                              ---------------------
                                               Steven D. Rudnik
                                               President